SECOND QUARTER 2022 FINANCIAL RESULTS July 28, 2022

2 Safe Harbor Forward-Looking Statements This presentation contains forward-looking statements, including those related to Infinera’s expectations regarding its business model and strategy, market opportunities and trends, competition, and customers; expectations regarding industry-wide supply chain challenges and ongoing COVID-19 pandemic impacts; and Infinera's financial outlook for the third quarter of 2022. All statements other than statements of historical fact could be deemed forward looking, including, but not limited to, statements made about future market, financial and operating performance; statements regarding future products or technology, as well as the timing to market of any such products or technology; any statements about historical results that may suggest trends for Infinera’s business; and any statements of assumptions underlying any of the items mentioned. These forward-looking statements are based on estimates and information available to Infinera at the time of this presentation and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward- looking statements include supply chain issues, including delays, shortages and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; the adverse impact inflation may have on Infinera by increasing costs beyond what it can recover through price increases; delays in the development, introduction or acceptance of new products or updates to existing products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; aggressive business tactics by Infinera’s competitors and Infinera's ability to compete in a highly competitive market; the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; produce performance problems; Infinera's ability to identify, attract and retain qualified personnel; the partial or complete loss of Infinera's manufacturing facilities, a reduction in yield of PICs or an inability to scale to meet customer demands; the effects of customer and supplier consolidation; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; risks and compliance obligations relating to Infinera's international operations as well as actions by the U.S. or foreign governments, including with respect to Russia's military operations in Ukraine; the effective tax rate of Infinera, which may increase or fluctuate; the impacts of foreign currency fluctuations; Infinera's ability to service its debt obligations and pursue its strategic plan; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, human violence or other catastrophic events that could harm Infinera's operations; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended on December 25, 2021, as filed with the SEC on February 23, 2022, and its Quarterly Report on Form 10-Q for the quarter ended March 26, 2022, as filed with the SEC on May 3, 2022, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements. This presentation includes certain non-GAAP financial measures such as non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP diluted EPS, adjusted EBITDA and free cash flow. We present non-GAAP financial measures in addition to, and not as a substitute for, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). Non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. In addition, the non-GAAP measures we use, as presented, may not be comparable to similar measures used by other companies. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. See the last two slides in this presentation for reconciliations to the most comparable GAAP financial measures. © 2022 Infinera. All rights reserved.

Q2'22 HIGHLIGHTS

FINANCIALS

RECORD BACKLOG

BOOK-TO-BILL ABOVE 1

DOUBLE-DIGIT YoY BOOKINGS GROWTH

PRODUCT REVENUE GROWTH +11% YoY

SOLUTIONS

STRONG ICE6 BOOKINGS

YoY GROWTH IN METRO, OPEN LINE SYSTEMS

FIRST SAMPLES OF 400G XR PLUGGABLES; EXPANDING ROADMAP

CUSTOMER SUCCESS

CONTINUED GROWTH IN NUMBER OF ICE6 CUSTOMERS

STRENGTH IN ICPs, APAC, OTHER SERVICE PROVIDERS

EXPANSION OF OPEN XR FORUM; GROWING INTEREST FROM EQUIPMENT VENDORS

VALUE DRIVERS

PROGRESS ON 8 X 4 X 1 STRATEGY

FOCUS ON COMPELLING TARGET BUSINESS MODEL

BUSINESS STRUCTURE ALIGNED WITH STRATEGY

© 2022 Infinera. All rights reserved.

FINANCIALS

Q2'22 FINANCIALS & COMPARISON TO PRIOR PERIODS

FINANCIAL METRICS (Non-GAAP*)	Q2'21	Q1'22	Q2'22	QoQ CHANGE	YoY CHANGE
Revenue ($M)	$339	$339	$358	6%	6%
Gross Margin %	37.7%	36.2%	36.1%	-10bps	-160bps
Opex ($M)	$125	$126	$128	1%	2%
Operating Margin %	0.8%	-1.0%	0.4%	140bps	-40bps
Diluted EPS	($0.03)	($0.07)	($0.05)	$0.02	($0.02)

** See reconciliation of GAAP to non-GAAP on the last two pages of this slide deck. Q1'22 and Q2'22 revenue in the above table are on a GAAP basis. YoY revenue change compares Q2'22 GAAP to Q2'21 non-GAAP (Q2'21 GAAP revenue was $338M).*

YEAR-OVER-YEAR TRENDS

1. BOOKINGS: UP DOUBLE-DIGIT PERCENT, PARTICULAR STRENGTH AT ICPs, APAC
2. REVENUE: GROWTH ACROSS ALL REGIONS, ICPs & CABLE, FROM ICE6 RAMP & METRO
3. GROSS MARGIN: PRIMARILY IMPACTED BY HIGHER SUPPLY CHAIN COSTS (300BPS)
4. OPEX: TIGHT CONTROL ON SPENDING, FOCUSED INVESTMENTS IN M&S AND R&D
5. OPERATING MARGIN: PRIMARILY IMPACTED BY LOWER GROSS MARGIN

© 2022 Infinera. All rights reserved.

FINANCIALS

REVENUE BY REGION & BY VERTICAL

	Q2'21	Q1'22	Q2'22	QoQ CHANGE	YoY CHANGE
Region					
United States	$ 175.2	$ 170.2	$ 181.5	7%	4%
Other Americas	$ 29.6	$ 20.9	$ 32.8	57%	11%
Europe, Middle East and Africa	$ 94.3	$ 108.6	$ 103.8	-4%	10%
Asia Pacific	$ 39.2	$ 39.2	$ 39.8	2%	2%
Total	**$ 338.3**	**$ 338.9**	**$ 358.0**	**6%**	**6%**
Channel					
Direct	$ 265.0	$ 260.9	$ 273.7	5%	3%
Indirect	$ 73.3	$ 78.0	$ 84.3	8%	15%
Total	**$ 338.3**	**$ 338.9**	**$ 358.0**	**6%**	**6%**
Vertical					
Tier 1	$ 126.5	$ 87.4	$ 112.0	28%	-11%
Other Service Provider	$ 142.0	$ 159.3	$ 148.0	-7%	4%
ICP	$ 48.8	$ 71.6	$ 69.0	-4%	41%
Cable	$ 20.9	$ 20.6	$ 29.0	41%	38%
Total	**$ 338.3**	**$ 338.9**	**$ 358.0**	**6%**	**6%**

GAAP revenue in $ millions; totals may not add up exactly due to rounding.

YEAR-OVER-YEAR TRENDS

1. AMERICAS: GROWTH AT ICPs, OTHER SVC. PROV.; CERTIFYING ICE6 AT SEVERAL CSPs
2. EMEA: SEASONALITY, TIMING OF LARGE DEALS, INCLUDING SUBSEA
3. OTHER SERVICE PROVIDERS & CABLE: PROJECT RAMPS, FOOTPRINT EXPANSIONS
4. TIER 1: TIMING OF DEALS; BOOKINGS STRONG, ESPECIALLY IN EMEA & APAC

© 2022 Infinera. All rights reserved.

6 2 0 2 2 O P T I C A L N E T W O R K I N G I N D U S T R Y 4 KEY DEMAND DRIVERS C O H E R E N T O P T I C A L E N G I N E S COREEDGE COHERENT 5G 80-90% Of the Optical Market will Use Coherent Optical Engines by 2025 S H I F T T O O P E N OPEN LINE SYSTEMS XPONDERS R E L E N T L E S S C A P A C I T Y G R O W T H 30% 35% 40% 45% 50% 5 YEAR BANDWIDTH CAGR 35%+ CAGR Source: Cisco VNI E C O S Y S T E M D I S R U P T I O N CAGR = Compound Annual Growth Rate © 2022 Infinera. All rights reserved. Source: Cignal AI, Dell’Oro, Omdia, LightCounting and Infinera

INFINERA'S 8x4x1 STRATEGY

STRATEGY ALIGNED WITH KEY GROWTH AREAS

800G EMBEDDED	ICP	HUAWEI	OPEN SOLUTIONS	(in optical systems) PLUGGABLES	(outside of optical systems) PLUGGABLES	P2MP
↑ 46%	↑ 6%	NEW	↑ 17%	↑ 9%	NEW	NEW
$3.8B	$2.7B	$1.0B+	$3.4B	$5.0B	$1.0B+	>$1.0B

Market Size & Growth ex. China Through 2025

CORE — 800G+

INCREASED PERFORMANCE LEAD WITH TURBO

- Ramped ICE6 In 1H to High-teens as % of Prod. Rev.
- Strong Bookings Momentum

METRO — 400G

VERTICALLY INTEGRATED MODULAR SOLUTIONS

- Strength in Metro
- New Ramps, Footprint Expansions

ACCESS — 100G

DISRUPT W/ POINT-TO-MULTIPOINT PLUGGABLES

- Key New Ecosystem Open XR Forum Members
- Early Production of TROSA, 400G Samples Avail.

UNIQUE CAPABILITIES

VERTICALLY INTEGRATED MONOLITHIC INDIUM PHOSPHIDE BASED PHOTONIC INTEGRATED CIRCUIT

MAXIMUM VALUE

LEADING PERFORMANCE & OPERATIONS, GREATEST MANUFACTURABILITY, UNRIVALED CUSTOMER VALUE

© 2022 Infinera. All rights reserved.

Source: Cignal AI, Dell'Oro, Omdia, Infinera

FINANCIALS

Q3'22 NON-GAAP* OUTLOOK

REVENUE**	$380 Million +/- $20M	+6.6% YoY (PRODUCT REV. 8-12%+ YoY)
GROSS MARGIN %	38.0% +/- 150bps	0bps YoY
OPEX	$133 Million +/- $2M	+4.6% YoY
OPERATING MARGIN %	3.0% +/- 300bps	+60bps YoY

YoY comparisons reference the midpoint of Q3'22 outlook compared to Q3'21 actuals.

**See reconciliation of GAAP to non-GAAP on the last two pages of this slide deck.*

***Q3'22 Revenue outlook is on a GAAP basis.*

OUR PRIORITIES

INVEST IN GROWTH & MARGIN-ACCRETIVE TECHNOLOGIES

POSITION TO EXPAND MARKET SHARE

CONTINUE TO DRIVE OPERATIONAL EFFICIENCIES

ENHANCE SHAREHOLDER VALUE THROUGH GROWTH & PROFITABILITY

© 2022 Infinera. All rights reserved.

GAAP TO NON-GAAP RECONCILIATION

	Q2'21 Actual	Q3'21 Actual	Q4'21 Actual	Q1'22 Actual	Q2'22 Actual	Q3'22 Outlook	Press Release Outlook
Reconciliation of Revenue:							
U.S. GAAP as reported	$ 338.2	$ 355.8	$ 400.3	$ 338.9	$ 358.0	$ 380.0	$380M +/- $20M
Acquisition-related deferred revenue adjustment	$ 1.0	$ 1.0	$ 1.0	$ -	$ -	$ -	
Non-GAAP as adjusted	$ 339.2	$ 356.8	$ 401.2	$ 338.9	$ 358.0	$ 380.0	$380M +/- $20M
Reconciliation of Gross Margin:							
U.S. GAAP as reported	35.6%	33.2%	35.6%	32.9%	30.5%	36.0%	36% +/- 1.5%
Acquisition-related deferred revenue adjustment	0.3%	0.3%	0.2%	-	-		
Stock-based compensation expense	0.6%	0.4%	0.5%	0.7%	0.7%	0.5%	
Amortization of acquired intangible assets	1.3%	1.3%	1.4%	1.8%	1.8%	1.5%	
Restructuring and other related costs	-0.1%	0.4%	0.0%	0.0%	0.0%	0.0%	
Inventory related charges	0.0%	2.3%	-0.5%	0.8%	3.1%	-	
Non-GAAP as adjusted	37.7%	38.0%	37.2%	36.2%	36.1%	38.0%	38% +/- 1.5%
Reconciliation of Operating Expenses:							
U.S. GAAP as reported	$ 143.6	$ 149.1	$ 152.6	$ 148.1	$ 148.9	$ 151.0	$151M +/-$2M
Stock-based compensation expense	$ (11.8)	$ (11.7)	$ (11.2)	$ (11.0)	$ (15.1)	$ (14.0)	
Amortization of acquired intangible assets	$ (4.4)	$ (4.4)	$ (4.3)	$ (3.7)	$ (3.7)	$ (3.9)	
Restructuring and other related costs	$ 0.7	$ (6.5)	$ (5.1)	$ (7.3)	$ (1.1)	$ (0.1)	
Litigation charges	$ (2.9)	$ 0.6	$ -	$ -	$ (1.4)	$ -	
Non-GAAP as adjusted	$ 125.2	$ 127.1	$ 132.0	$ 126.1	$ 127.6	$ 133.0	$133M +/- $2M
Reconciliation of Income/(Loss) from Operations and Operating Margin:							
U.S. GAAP as reported	-6.9%	-8.7%	-2.5%	-10.8%	-11.1%	-4.0%	-4.0% +/- 3%
Acquisition-related deferred revenue adjustment	0.3%	0.3%	0.2%	-	-	-	
Stock-based compensation expense	4.1%	3.9%	3.4%	3.9%	5.0%	4.3%	
Amortization of acquired intangible assets	2.7%	2.5%	2.5%	2.9%	2.7%	2.6%	
Restructuring and other related costs	-0.3%	2.3%	1.2%	2.2%	0.3%	0.1%	
Inventory related charges	0.0%	2.3%	-0.5%	0.8%	3.1%	-	
Litigation charges	0.9%	-0.2%	0.0%	-	0.4%	-	
Non-GAAP as adjusted	0.8%	2.4%	4.3%	-1.0%	0.4%	3.0%	3.0% +/- 3%
Reconciliation of Net Income/(Loss) per Common Share:							
U.S. GAAP as reported	$ (0.17)	$ (0.26)	$ (0.16)	$ (0.20)	$ (0.26)		
Acquisition-related deferred revenue adjustment	$ 0.00	$ 0.00	$ -	$ -	$ -		
Stock-based compensation expense	$ 0.07	$ 0.07	$ 0.06	$ 0.07	$ 0.07		
Amortization of acquired intangible assets	$ 0.04	$ 0.04	$ 0.05	$ 0.05	$ 0.05		
Restructuring and other related costs	$ (0.00)	$ 0.04	$ 0.02	$ 0.03	$ 0.01		
Inventory related charges	$ -	$ 0.04	$ (0.01)	$ 0.01	$ 0.05		
Amortization of debt discount on Infinera's convertible senior notes	$ 0.04	$ 0.04	$ 0.05	$ -	$ -		
Litigation charges	$ 0.01	$ (0.00)	$ -	$ -	$ 0.01		
Foreign exchange (gains) losses, net	$ (0.02)	$ 0.02	$ 0.02	$ (0.03)	$ 0.02		
Income tax effects	$ (0.00)	$ (0.00)	$ -	$ -	$ -		
Non-GAAP as adjusted	$ (0.03)	$ (0.01)	$ 0.03	$ (0.07)	$ (0.05)		

NOTES

1. TOTALS MAY NOT ADD UP DUE TO ROUNDING.
2. Q3'22 OUTLOOK REPRESENTS THE MIDPOINT OF THE EXPECTED RANGES.
3. NON-GAAP METRICS ARE RECONCILED TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL METRIC.
4. FOR A COMPLETE RECONCILIATION OF OTHER PERIOD RESULTS, SEE PRIOR QUARTERLY EARNINGS RELEASES.

© 2022 Infinera. All rights reserved.

10 1. TOTALS MAY NOT ADD UP DUE TO ROUNDING. 2. NON-GAAP METRICS ARE RECONCILED TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL METRIC. 3. WE DEFINE FREE CASH FLOW AS NET CASH PROVIDED BY OPERATING ACTIVITIES IN THE PERIOD MINUS THE PURCHASE OF PROPERTY AND EQUIPMENT, NET MADE IN THE PERIOD. 4. FOR A COMPLETE RECONCILIATION OF OTHER PERIOD RESULTS, SEE PRIOR QUARTERLY EARNINGS RELEASES. © 2022 Infinera. All rights reserved. Company Confidential. © 2022 Infinera. All rights reserved. GAAP TO NON-GAAP and FREE CASH FLOW RECONCILIATION N O T E S Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Actual Actual Actual Actual Actual Reconciliation of Adjusted EBITDA: Non-GAAP Net Income (Loss) (6.0)$ (3.0)$ 5.7$ (14.0)$ (10.1)$ Non-GAAP Interest expense 4.8$ 5.2$ 5.0$ 5.0$ 7.3$ Non-GAAP Income tax effects 3.2$ 5.9$ 3.2$ 6.0$ 4.7$ Non-GAAP Depreciation and Amortization 9.8$ 12.0$ 13.3$ 11.6$ 11.2$ Non-GAAP as adjusted 11.7$ 20.0$ 27.1$ 8.6$ 13.1$ Reconciliation of Free Cash Flow U.S. GAAP: Net cash provided by (used in) operating activities 21.3$ (13.2)$ 1.4$ 15.8$ (72.4)$ Purchase of property and equipment, net (14.1)$ (6.5)$ (9.1)$ (16.1)$ (10.6)$ Free Cash Flow 7.2$ (19.7)$ (7.7)$ (0.3)$ (83.0)$

Thank You